IMPERIAL OIL LIMITED
Exhibit (32.2)
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Daniel E. Lyons, the chief financial officer of Imperial Oil Limited (the “company”), hereby certifies that, to his knowledge:
(i)The quarterly report on Form 10-Q of the company for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: November 2, 2026

/s/ Daniel E. Lyons

Daniel E. Lyons
Senior vice-president, finance and administration, and controller
(Chief financial officer)